UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

As discussed in Item 5.02 below, Joseph J. Orlando has been appointed as the Company’s new Chief Executive Officer (“CEO”) to succeed Robert G. Deuster who, as previously reported, had chosen to retire effective upon the appointment of a successor CEO.

Mr. Orlando is employed as the Company’s CEO under a one year employment agreement entered into on October 9, 2017, initially for a term of one year, at an annual salary of $350,000. He also will have the opportunity to earn incentive compensation, to be payable to him in cash, in an amount up to 75% of his annual salary, based on the achievement of certain financial performance goals to be established within the next 60 days by the Compensation Committee or the Board of Directors. Mr. Orlando also will be eligible to participate in any equity incentive programs that may be adopted by the Compensation Committee for its executive officers and other key management employees.

The employment agreement provides that, if Mr. Orlando’s employment is terminated prior to the expiration of the one year term of that agreement by the Company without Cause or by Mr. Orlando for Good Reason (as defined in the employment agreement), or due to his death or disability, then his salary will be continued, and the Company will pay 100% of Mr. Orlando’s COBRA premiums for continued health insurance coverage, for six months, or for the then unexpired portion of that one-year term, whichever is shorter.

The employment agreement also provides that, if a change of control of the Company were to be consummated while Mr. Orlando is employed by the Company and, within the succeeding 12 months Mr. Orlando’s employment is terminated by the Company (or its successor) without Cause or by Mr. Orlando for Good Reason, he will be entitled to severance compensation comprised of (i) an amount equal to one year’s salary, payable in lump sum, and (ii) the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, six months.

The foregoing description of Mr. Orlando’s employment agreement is not intended to be complete and is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.99 to, and is incorporated by this reference into, this Current Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)          Executive Officer Resignation/Termination.

As previously reported on August 2, 2017, Robert G. Deuster, the Company's then CEO, had decided, for personal reasons, to retire as the Company's CEO effective on the appointment of a successor CEO. Accordingly, Mr. Deuster tendered his resignation as CEO effective as of October 9, 2017 on the appointment of Mr. Orlando as his successor CEO. Mr. Deuster will continue to serve as a member of the Company's Board of Directors, but will not hold any other positions with the Company.

(c)          Appointment of New Executive Officer.

As set forth in Item 1.01 above, Joseph J. Orlando has been appointed as the Company’s CEO effective as of October 9, 2017 pursuant to a one year employment agreement. Set forth below is biographical information for Mr. Orlando.

Mr. Orlando joined the Company in 1999 and, in 2002, was appointed as president of the Company's Professional Sports Authenticators Division, known as PSA, which authenticates and grades sports trading cards. In 2003 he was also appointed as president of PSA/DNA, which authenticates and grades autographs and other memorabilia. In those roles, in addition to growing the Company's sports business into the leading third-party authenticator and grader for trading cards, autographs and sports memorabilia, Mr. Orlando serves as Editor of the Company's nationally distributed Sports Market Report which, under his direction, has developed into a leading resource in the market. Mr. Orlando has helped author several books, collectible guides and dozens of articles for the Company. In addition, Mr. Orlando has appeared as a featured guest and hobby expert on numerous radio and television programs, including ESPN’s award-winning program Outside the Lines, HBO’s Real Sports and the Fox Business Network. Mr. Orlando holds a BA from Westmont College and a law degree from Whittier College School of Law.

(d)          Election of New Director.

Effective October 9, 2017, in conjunction with Mr. Orlando's appointment as CEO, the Board of Directors increased the authorized number of directors from eight to nine and appointed Mr. Orlando to the Board. Because he also is the Company's CEO, Mr. Orlando will not serve on any of the standing committees of the Board.

Except for the employment agreement, described in Item 1.01 above in this Current Report, entered into by the Company with Mr. Orlando, and a total of 28,125 unvested restricted shares, granted to Mr. Orlando in 2012, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Orlando has a direct or indirect financial interest.

There are no family relationships between Mr. Orlando and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

On October 9, 2017, the Company issued a press release reporting the appointment of Joseph J. Orlando as the Company's new CEO, succeeding Robert G. Deuster who, as described above in Item 5.02 above, has retired as the Company's CEO. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item  7.01 of this Report, and Exhibit 99.1 hereto, are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information or such Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.99	Employment Agreement dated October 9, 2017, entered into by the Company with Joseph J. Orlando, as the Company's new CEO.

99.1	Press release issued October 9, 2017 by Collectors Universe, Inc. reporting that appointment of Joseph J. Orlando as the Company's new CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: October 11, 2017	By:	/s/ JOSEPH J. WALLACE

Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.99	Employment Agreement dated October 9, 2017, entered into by the Company with Joseph J. Orlando, as the Company's new CEO.

99.1	Press release issued October 9, 2017 by Collectors Universe, Inc. reporting that appointment of Joseph J. Orlando as the Company's new CEO.

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